UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

ORION S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-36563	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 City Plaza Drive, Suite 300 Spring, Texas 77389 (Address of principal executive offices, including zip code)

(281) 318-2959

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	OEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Orion S.A. (the “Company”) held its Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) on June 7, 2023. The Company’s shareholders approved and adopted all matters submitted to them at the Extraordinary General Meeting, which matters are described in the Company’s proxy statement that was filed with the SEC on April 7, 2023 (with a proxy statement supplement filed on May 30, 2023).

The results of votes on the matters adopted by the Extraordinary General Meeting are as follows:

Proposal 1 Renewal of the Company’s authorized share capital pursuant to article 6 of the Company’s articles of association for a period of five years starting from the date of this Extraordinary General Meeting with the authorization to the Board of Directors to issue up to 5 million common shares or other instruments that give access to respective common shares with or without reserving a preferential right to subscribe for such newly issued shares or instruments to existing holders of shares and respective amendment of article 6 of the Company’s articles of association.

For	Against	Abstentions	Broker Non-Votes
46,568,173	125,351	8,391	0

Proposal 2 Change of the name of the Company from Orion Engineered Carbons S.A. to Orion S.A. and respective amendment of article 1 of the Company’s articles of association.

For	Against	Abstentions	Broker Non-Votes
46,621,463	77,023	3,429	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION S.A.

Date: June 7, 2023	By:	/s/ Jeff Glajch
		Name:	Jeff Glajch
		Title:	Chief Financial Officer